           EXHIBIT 23c.(2) - AMENDED AND RESTATED DECLARATION OF TRUST

                    AMENDED AND RESTATED DECLARATION OF TRUST


                                       OF


             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS

                            A DELAWARE BUSINESS TRUST



                            DATED AS OF MAY 22, 2001



                           PRINCIPAL PLACE OF BUSINESS

                              169 LACKAWANNA AVENUE
                          PARSIPPANY, NEW JERSEY 07054

                                TABLE OF CONTENTS

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DECLARATION OF TRUST ..............................................................................     1

ARTICLE I                      Name and Definitions................................................     1

           Section 1.1.            Name............................................................     1
           Section 1.2.            Definitions.....................................................     1
                     (a)           "By-Laws".......................................................     1
                     (b)           "Certificate of Trust"..........................................     1
                     (c)           "Class".........................................................     1
                     (d)           "Commission"....................................................     1
                     (e)           "Declaration of Trust"..........................................     2
                     (f)           "Delaware Act"..................................................     2
                     (g)            "Interested Person"............................................     2
                     (h)           "Manager".......................................................     2
                     (i)           "1940 Act"......................................................     2
                     (j)           "Person"........................................................     2
                     (k)           "Principal Underwriter".........................................     2
                     (l)           "Series"........................................................     2
                     (m)           "Shareholder"...................................................     2
                     (n)           "Shares"........................................................     2
                     (o)           "Trust".........................................................     2
                     (p)           "Trust Property"................................................     2
                     (q)           "Trustees"......................................................     2

ARTICLE II                     Purpose of Trust....................................................     3

ARTICLE III                    Shares..............................................................     3

           Section 3.1.            Division of Beneficial Interest.................................     3
           Section 3.2.            Ownership of Shares.............................................     4
           Section 3.3.            Transfer of Shares..............................................     4
           Section 3.4.            Investments in the Trust........................................     4
           Section 3.5.            Status of Shares and Limitation of Personal Liability...........     4
           Section 3.6.            Establishment and Designation of Series or Class................     5
                   (a)             Assets Held with Respect to a Particular Series.................     5
                   (b)             Liabilities Held with Respect to a Particular Series............     5
                   (c)             Dividends, Distributions, Redemptions, and Repurchases..........     6
                   (d)             Equality........................................................     6
                   (e)             Fractions.......................................................     7
                   (f)             Exchange Privilege..............................................     7
                   (g)             Combination of Series...........................................     7
           Section 3.7.            Indemnification of Shareholders.................................     7

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
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ARTICLE IV                     Trustees............................................................     7

           Section 4.1.            Number of Trustees and Qualification............................     7
           Section 4.2.            Term and Election...............................................     8
           Section 4.3.            Resignation and Removal.........................................     8
           Section 4.4.            Vacancies.......................................................     8
           Section 4.5.            Meetings........................................................     8
           Section 4.6.            Officers; Chairman..............................................     9
           Section 4.7.            Powers..........................................................     9
           Section 4.8.            Collection and Payment..........................................    13
           Section 4.9.            Payment of Expenses by the Trust................................    13
           Section 4.10.           Common Items....................................................    13
           Section 4.11.           Payment of Expenses by Shareholders.............................    13
           Section 4.12.           Litigation......................................................    14
           Section 4.13.           Tax Matters.....................................................    14
           Section 4.14.           Ownership of Assets of the Trust................................    14
           Section 4.15.           Service Contracts...............................................    14
           Section 4.16.           Trustees and Officers as Shareholders...........................    16

ARTICLE V                      Shareholders' Voting Powers and Meetings............................    16

           Section 5.1.            Voting Powers, Meetings, Notice, and Record Dates...............    16
           Section 5.2.            Quorum and Required Vote........................................    17
           Section 5.3.            Record Dates....................................................    17
           Section 5.4.            Additional Provisions...........................................    18

ARTICLE VI                     Net Asset Value, Distributions and Redemptions......................    18

           Section 6.1.            Determination of Net Asset Value, Net Income,
                                   and Distributions...............................................    18
           Section 6.2.            Redemptions and Repurchases.....................................    18

ARTICLE VII                    Compensation, Limitation of Liability and Indemnificationof Trustees    19

           Section 7.1.            Compensation....................................................    19
           Section 7.2.            Limitation of Liability.........................................    19
           Section 7.3.            Indemnification.................................................    20
           Section 7.4.            Trustee's Good Faith Action, Expert Advice,
                                   No Bond or Surety...............................................    21
           Section 7.5.            Insurance.......................................................    22

ARTICLE VIII                   Miscellaneous.......................................................    22

           Section 8.1.            Liability of Third Persons Dealing with Trustees................    22
           Section 8.2.            Termination of the Trust or Any Series or Class.................    22
           Section 8.3.            Reorganization..................................................    22

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           Section 8.4.            Amendments......................................................    23
           Section 8.5.            Filing of Copies, References, Headings..........................    24
           Section 8.6.            Applicable Law..................................................    24
           Section 8.7.            Provisions in Conflict with Law or Regulations..................    24
           Section 8.8.            Business Trust Only.............................................    25
           Section 8.9.            Counterparts....................................................    25

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                                       OF

             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS

         THIS AMENDED AND RESTATED DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a business trust under the Delaware Business Trust Act, 12 Del. C. 3801, et seq., and in accordance with the provisions hereinafter set forth consisting of one or more series for the investment and reinvestment of funds contributed thereto.

         NOW, THEREFORE, the Trustees hereby direct that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of shares of this Trust.

                                    ARTICLE I

                              NAME AND DEFINITIONS

         SECTION 1.1. NAME. This Trust shall be known as the New York Life Investment Management Institutional Funds and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. If the Trustees determine that the Trust's use of such name is not advisable, the Trustees may adopt such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a Certificate of Amendment under the Act. Any such instrument shall have the status of an amendment to this Declaration.

         SECTION 1.2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

                  (a) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the "governing instruments" within the meaning of the Delaware Act;

                  (b) "Certificate of Trust" means the certificate of trust, as amended or restated from time to time, filed by the Trustees in the office of the Secretary of State of the state of Delaware in accordance with the Delaware Act;

                  (c) "Class" means a class of shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

                  (d) "Commission" shall have the meaning given such term in the 1940 Act;

                  (e) "Declaration of Trust" means this Declaration of Trust, as amended or restated from time to time;

                  (f) "Delaware Act" means the Delaware Business Trust Act 12 Del. Code Sections 3801 et seq., as amended from time to time;

                  (g) "Interested Person" shall have the meaning given it in section 2(a)(19) of the 1940 Act;

                  (h) "Manager" means a party furnishing services to the Trust pursuant to any contract described in Article IV, section 7(a) hereof;

                  (i) "1940 Act" means the Investment Company Act of 1940, and the rules and regulations thereunder, all as amended from time to time;

                  (j) "Person" shall have the meaning given to such term in
Section 2(a)(28) of the 1940 Act;

                  (k) "Principal Underwriter" shall have the meaning given such term in the 1940 Act;

                  (l) "Series" means each series of shares established and designated under or in accordance with the provisions of Article III hereof;

                  (m) "Shareholder" means a record owner of Shares;

                  (n) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of shares as well as whole shares;

                  (o) "Trust" means the Delaware Business Trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the office of the Secretary of State of the State of Delaware;

                  (p) "Trust Property" means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust; and

                  (q) "Trustees" means the Person or Persons who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

                                   ARTICLE II

                                PURPOSE OF TRUST

         The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Series investing primarily in securities, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under the Delaware Act and this Declaration of Trust.

                                   ARTICLE III

                                     SHARES

         SECTION 3.1. DIVISION OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into one or more Series, each of which shall be separate and distinct from each other Series. The Trustees may divide each Series into two or more Classes. Subject to the further provisions of this
Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or approval of the shareholders of any Series or Class thereof, (i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par value, as the Trustees shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, or in applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof, and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series, or Class thereof, in the assets held with respect to that Series, (v) to classify or reclassify any issued shares of any Series, or Class thereof, into Shares of one or more Series or Classes thereof;
(vi) to change the name of any Series or Class thereof; (vii) to abolish any one or more Series or Classes thereof; and (viii) to take such other action with respect to the Shares as the Trustees may deem desirable.

         Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the 1940 Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such Shareholder's pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

         All references to shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

         All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

         SECTION 3.2. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust in accordance with applicable laws. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder.

         SECTION 3.3. TRANSFER OF SHARES. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder shall be deemed to be the holder of Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

         SECTION 3.4. INVESTMENTS IN THE TRUST. Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

         SECTION 3.5. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Person by virtue of acquiring Shares of the Trust and being a registered Shareholder in accordance with this Declaration of Trust shall be deemed to have expressly assented to, and shall be bound by, this Declaration of Trust to the same extent as if such Person was a party hereto. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust.

Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

         SECTION 3.6. ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS. The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of Trust, or as otherwise provided in such resolution.

         Shares of each Series or Class of the Trust established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series or Class, or by the Trustees thereafter, shall have the following relative rights and preferences:

                  (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) shall irrevocably be held separately with respect to that Series for all purposes, and shall irrevocably belong to that Series for all purposes and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, (including, without imitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

                  (b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any liabilities of the Trust that are not readily identifiable as being held with respect to any particular Series or Class ("General Liabilities") shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable, and any General Liabilities so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as "liabilities held with respect to" that Series or Class. Each allocation of liabilities expenses, costs charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804, as amended, of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

                  (c) Dividends, Distributions, Redemptions, and Repurchases. No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect thereto, nor any redemption or repurchase of the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

                  (d) Equality. All the shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series. With respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees, and voting rights of each Series or Class shall be determined in accordance with the By-Laws and Article V hereof.

                  (e) Fractions. Any fractional Share of a Series or Class thereof, shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of shares and termination of the Trust.

                  (f) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series of Shares or Class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

                  (g) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class.

         SECTION 3.7. INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.


                                   ARTICLE IV

                                    TRUSTEES

         SECTION 4.1. NUMBER OF TRUSTEES AND QUALIFICATION. The number of Trustees shall initially be one (1) and shall thereafter be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall, subsequent to any sale of Shares other than sales made solely for the purposes of meeting any applicable seed money requirement under the 1940 Act, in no event be less than one (1) or more than fifteen (15). Any vacancy created by an increase in Trustees may be filled by the appointment of any Person having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the Person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration of Trust. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of

Trustees shall occur, until such vacancy is filled as provided in this Section and Section 4.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

         SECTION 4.2. TERM AND ELECTION. Each Trustee named herein, or elected or appointed prior to the first meeting of the Shareholders, shall (except in the event of resignations or removals or vacancies pursuant to Section 4.3 or
4.4 hereof) hold office until his successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Beginning with the Trustees elected at the first meeting of Shareholders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in
Section 4.3 below.

         SECTION 4.3. RESIGNATION AND REMOVAL. Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the other Trustees, and such resignation shall be effective upon such delivery or at any later date according to the terms of the instrument. Any of the Trustees may be removed by the action of two-thirds of the remaining Trustees; provided, that if the removal of one or more Trustees would have the effect of reducing the number of remaining Trustees below the minimum number prescribed by Section 4.1 hereof, then subject to Section 16(a) of the 1940 Act, at the time of the removal of such Trustee or Trustees, the remaining Trustees shall elect or appoint a number of additional Trustees at least sufficient to increase the number of Trustees holding office to the minimum number prescribed by Section 4.1 hereof. Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee due to death or legal disability, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in his or her name. Upon the death or legal disability of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. However, the execution and delivery of such documents by a former Trustee or his or her legal representative shall not be requisite to the vesting of title to the Trust Property in the remaining Trustees as provided in this Declaration of Trust.

         SECTION 4.4. VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of such Trustee's death, resignation, removal, bankruptcy, adjudicated incompetence or other legal disability to perform the duties of the office of Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing obligations created pursuant to the terms of this Declaration of Trust. In the case of a vacancy, the holders of at least a majority of the outstanding Shares entitled to vote, acting at any meeting of the Shareholders held in accordance with the By-Laws, this Declaration of Trust and applicable law or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Shareholders shall hold office as provided in the By-Laws or this Declaration of Trust.

         SECTION 4.5. MEETINGS. Regular meetings of the Trustees may be held on such notice at such place or places and times as may be fixed by the By-Laws or by resolution of the Trustees. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the

President, the Secretary or any two Trustees, by oral or electronic or written notice duly served on or sent, mailed or sent by telecopy or e-mail to each Trustee not less than one day before the meeting. No notice need be given to any Trustee who attends in person or to any Trustee who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting. The Trustees may act with or without a meeting, subject to the requirements of the 1940 Act. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in the By-Laws, this Declaration of Trust or as required by applicable law, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees. Any committee of the Trustees, including a nominating committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members. With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of
Section 1.2(g) hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 4.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

         Unless otherwise required by applicable law, all or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other, and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting.

         A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article III to the Trustees who were present at the time of the adjournment.

         SECTION 4.6. OFFICERS; CHAIRMAN. The Trustees shall, from time to time, elect a President, a Secretary, and a Treasurer, who shall be deemed officers of the Trust in accordance with this Declaration of Trust and the By-Laws. The Trustees may appoint an Assistant Secretary and an Assistant Treasurer as the Trustees deem advisable. The Trustees may elect or appoint, from time to time, a Chairman who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate and as set forth in the By-Laws. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President, the Secretary and the Treasurer may, but need not, be Trustees, and shall be agents of the Trust within the meaning of Section 3806(b)(7) of the Act. The Trustees may, by resolution, designate one or more committees as provided for in the By-Laws.

         SECTION 4.7. POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or appropriate to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees; remove any Trustee with or without cause at any time by written instrument signed by a least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death resignation, retirement or removal of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; establish and terminate one or more committees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ an administrator for the Trust and may authorize such administrator to employ subadministrators; employ an investment adviser or other manager to the Trust and may authorize such Person to employ subadvisers; retain a transfer agent or a Shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee established by the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or Shareholder servicing agent, Principal Underwriter, Investment Adviser, Administrator or other Manager. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust property.

         The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers or the powers listed below. Such powers of the Trustees may be exercised without order of or resort to any court. Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

                  (a) To conduct, operate and carry on the activities of an investment company, and, in connection therewith, to invest and reinvest cash and other property, to hold cash and other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of, securities, property and instruments of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers' acceptances, currency (including foreign currency) and other securities, property, and instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, property or instruments, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

                  (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) in respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

                  (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                  (d) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

                  (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

                  (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

                  (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                  (h) To compromise, arbitrate or otherwise, adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

                  (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                  (j) To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

                  (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

                  (l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance polices insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action, alleged to have been taken or omitted by any such Person as Trustee, officer employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

                  (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

                  (n) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

                  (o) To enter into contracts of any kind and description;

                  (p) To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

                  (q) To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

                  (r) To interpret the investment policies, practices, or limitations of any Series or Class; and

                  (s) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

                  (t) To the full extent permitted by section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III;

                  (u) subject to the 1940 Act, to engage in any other lawful act or activity in which a business trust organized under the Delaware Act may engage;

                  (v) to engage in such other activities as may be disclosed in the Trust's registration statement as filed with the Commission; and

                  (w) to conduct, operate and carry on any other lawful activities which the Trustees, in their sole and absolute discretion, consider to be (i) incidental to the activities of the Trust and each Series as an investment company, (ii) conducive to or expedient for the benefit or protection of the Trust or any Series or the Shareholders, or (iii) calculated in any other manner to promote the interests of the Trust or any Series or the Shareholders.

         The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

         SECTION 4.8. COLLECTION AND PAYMENT. The Trustees shall have the power to collect all property due to the Trust or any Series; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust or any Series; and to enter into releases, agreements and other instruments.

         SECTION 4.9. PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to incur and pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, or which, in the opinion of the Trustees, are necessary or incidental to carrying out the purposes of the Trust as determined by the Trustees and this Declaration, including, but not limited to, the Trustees' reasonable compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or other Manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, section 3.6 hereof. Notwithstanding the foregoing, no Series will be liable for the debts and obligations of any other Series, and expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular Series, or in connection with the management thereof, shall be paid out of the Trust Property belonging to that Series and not out of the Trust Property belonging to any other Series.

         SECTION 4.10. COMMON ITEMS. All expenses and other items of the Trust that are common to each Series of the Trust, as determined from time to time by the Trustees, shall be borne by or allocated to each Series proportionately based upon the net assets of each Series. Such common items shall include, but not be limited to, Trustees' fees; 1940 Act registration expenses; organizational expenses of the Trust, exclusive of organizational expenses attributable to any specific Series; and accounting expenses relating to the Trust that are not attributable to any specific Series.

         SECTION 4.11. PAYMENT OF EXPENSES BY SHAREHOLDERS. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, expenses of the Trust as described in this Article IV ("Expenses"), in an amount fixed from time to time by the Trustees, by setting off such Expenses due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Expenses due from such Shareholder, provided that the direct payment of such Expenses by shareholders is permitted under applicable law.

         SECTION 4.12. LITIGATION. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or any Series or the Trust Property, and, out of the Trust Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Shareholder in such Shareholder's own name or in the name of the Trust or any Series, whether or not the Trust, a Series or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Series.

         SECTION 4.13. TAX MATTERS. The Trustees shall have the exclusive power, authority and responsibility with respect to the Trust and the Series regarding
(i) preparation and filing of tax returns; (ii) providing reports to the Shareholders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Series and their investments; (iv) representing the Series before the Internal Revenue Service and/or any state taxing authority and exercising the powers and authorities of a tax matters partner under the Code with respect to the Series' partnership tax returns; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Shareholder's share of income or distributions; (vi) providing to the accountants of the Series such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance with applicable provisions of the Internal Revenue Code of 1986, as amended, and Treasury Regulations; and (vii) any and all other tax matters.

         SECTION 4.14. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         SECTION 4.15. SERVICE CONTRACTS.

                  (a) Subject to such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any corporation, trust, association, or other organization or Person (each, a Manager); and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Managers to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments; authority for a Manager to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators (each, a Sub-Manager); and authority to conduct such other activities as may specifically be delegated to such party.

                  (b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act; and any such contract may contain such other terms as the Trustees may determine.

                  (c) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws or stipulated by resolution of the Trustees.

                  (d) Subject to applicable law, the Trustees are further empowered, at any time and from time to time, to contract with any Person to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

                  (e) The fact that:

                  (i) any of the Shareholders, Trustees, or officers of the Trust is a Shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal underwriter's or distributor's contract, or transfer agent, Shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or as an interest in the Trust; or that

                  (ii) any corporation, trust, association or other organization with which an advisory, management, or administration contract or Principal Underwriter's or distributor's contract, or transfer agent or Shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter's or distributor's or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

         SECTION 4.16. TRUSTEES AND OFFICERS AS SHAREHOLDERS. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares, or in any other applicable law or procedure adopted by the Trust or any Series thereof.



                                    ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         SECTION 5.1. VOTING POWERS, MEETINGS, NOTICE, ETC. The Shareholders shall have power to vote only: (i) for the election or removal of Trustees as provided in Article IV, Section 4.1 hereof, and (ii) with respect to such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote on any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate except: (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves the termination of a Series or any other action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy may be given by any means acceptable under applicable law. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner. Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series, or Classes thereof, of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting, unless otherwise permitted by a vote of a majority of the Trustees. However, the Trustees shall be under no duty nor obligation to permit voting by any other method. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

         SECTION 5.2. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series (or Classes) is to vote as a single Series (or Class) separate from any other Shares, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series (or Class) entitled to vote shall constitute a quorum at a Shareholders' meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned. To the extent permitted by applicable law and permitted by a vote of a majority of the Trustees, for purposes of constituting a quorum, Shareholders may be deemed to attend a meeting in person if such attendance is by electronic means. Similarly, to the extent permitted by applicable law and permitted by a vote of a majority of the Trustees, Shareholders may vote by electronic means.

         SECTION 5.3. RECORD DATES. The determination of Shareholders who are entitled to notice and to vote at any meeting for the purpose of any action shall be made in accordance with Article II of the By-Laws. Unless otherwise provided for by applicable law, for the purpose of determining Shareholders who are entitled to receive payment of any dividend or for any other distribution, the Trustees may from time to time fix a date, not more than 90 days prior to the date on which such payment is made. If no record date has been fixed, the record date for determining Shareholders entitled to receive dividends or distributions shall be the close of business on the day on which the resolution of the Board of Trustees declaring the dividend or distribution is adopted, but the payment shall not be made more than 60 days after the date on which the resolution is adopted. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

         SECTION 5.4. ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.


                                   ARTICLE VI

                 NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

         SECTION 6.1. DETERMINATION OF NET ASSET VALUE, NET INCOME, AND DISTRIBUTIONS. Subject to applicable law and Article III, Section 3.6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such bases and time for determining the net asset value per Share of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable.

         SECTION 6.2. REDEMPTIONS AND REPURCHASES.

                  (a) The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust, or a Person designated by the Trust, that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof as determined by the Trustees (or on their behalf), in accordance with any applicable provisions of the By-Laws and applicable law. Payment for said Shares shall be made by the Trust to the Shareholder in accordance with the 1940 Act and any rules and regulations thereunder or as otherwise required by the Commission. The obligation set forth in this Section 6.2 is subject to the provision that, if permitted by the rules and regulations or an order of the Commission, or during periods when trading on the New York Stock Exchange (the "Exchange"), or any successor exchange, is restricted, or during any period that makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series, such obligation may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided herein, a

Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension.

                  (b) Payment for any Shares which are presented for redemption shall be made in cash or property from the assets of the relevant Series and payment for such Shares shall be made in accordance with the terms of the 1940 Act. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees in accordance with any procedures adopted by the Board of Trustees. In no case shall the Trust be liable for any delay of any Manager or other Person in transferring securities selected for delivery as all or part of any payment-in-kind.

                  (c) If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), then the Trustees shall have the power (but not the obligation) by such means as they deem equitable (i) to call for the redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification, (ii) to refuse to transfer or issue Shares of any Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or (iii) to take such other actions as they deem necessary and appropriate to avoid such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in this
Article VI.

                  (d) The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority.

                  (e) The Trust shall have the right at any time, subject to applicable law, at its option as determined by the Board of Trustees, to redeem the Shares of any Shareholder of a Series or Class at the net asset value thereof: (i) if, at such time, such Shareholder owns Shares of any Series or Class having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding Shares of the Trust or of any Series or Class.


                                   ARTICLE VII

      COMPENSATION, LIMITATION OF LIABILITY AND INDEMNIFICATION OF TRUSTEES

         SECTION 7.1. COMPENSATION. The Trustees in such capacity shall be entitled to reasonable compensation from the Trust and they may fix the amount of such compensation. However, the Trust will not compensate those Trustees who are Interested Persons of the Trust, its Manager, Sub-Manager, distributor or Principal Underwriter. Nothing herein shall in any way prevent the employment of a Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

         SECTION 7.2. LIMITATION OF LIABILITY. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, any Trustee, or any officer, Manager, Sub-Manager, agent, employee, or Principal Underwriter of the Trust. A Trustee shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee, provided that nothing contained herein shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder, provided however, that a Trustee shall not be liable for errors of judgment or mistakes of fact or law.

         All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series of the Trust for payment under such credit, contract, or claim; and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees, or agents, whether past, present, or future, shall be personally liable therefor.

         Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees' discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officer, or Shareholders individually.

         SECTION 7.3. INDEMNIFICATION.


                  (a) Subject to the exceptions and limitations contained in
Section 7.3(b) of this Article:

                           (i) every Person who is, or has been, a Trustee or
officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Trustee or officer and against amounts paid or incurred by him or her in the settlement thereof;

                           (ii) the words "claim," "action," "suit," or
"proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, investigative or other, including appeals), threatened, pending or completed, while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

                  (b) No indemnification shall be provided hereunder to a Covered Person:

                           (i) who shall have been adjudicated by a court or
body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                           (ii) in the event of a settlement, unless there has
been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or
(C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

                  (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

                  (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in Section 7.3(a) of this Article shall be paid by the Trust or Series prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust, unless it is ultimately determined that he or she is entitled to indemnification under this Section 7.3; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, or (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 7.3.

         SECTION 7.4. TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall not be liable to the Trust or to any Shareholder except for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.


         SECTION 7.5. INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee, or agent of the Trust in connection with any claim, action, suit, or proceeding in which he or she may become involved by virtue of his or her present capacity or former capacity as a Trustee of the Trust.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

         SECTION 8.2. TERMINATION OF THE TRUST OR ANY SERIES OR CLASS.

                  (a) Unless terminated as provided herein, the Trust hereby created shall have perpetual existence. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series of Shares or Class thereof may be terminated at any time by vote of a majority of the Shares of such Series or Class entitled to vote or by the Trustees by written notice to the Shareholders of such Series or Class.

                  (b) Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more series of shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

                  (c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee.

         SECTION 8.3. REORGANIZATION.

                  (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law,
(i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, unless otherwise permitted under the 1940 Act, (ii) cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into any one or more other Series (or Classes) of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations, (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction. Any agreement of merger or consolidation or exchange or certificate or merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

                  (b) Pursuant to and in accordance with the provisions of
Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 8.3 may
(i) effect any amendment to the governing instrument of the Trust or (ii) effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

                  (c) The Trustees may create one or more business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred any may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series of classes thereof.

         SECTION 8.4. AMENDMENTS. Except as specifically provided in this
Section 8.4, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in Article V, Section 5.1 hereof, (ii) any amendment to this Section 8.4 affecting their rights; (iii) any amendment that requires their vote under applicable law or by the Trust's registration statement, as filed with the Commission, and
(iv) any amendment submitted to them for their vote by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by a vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to indemnification or insurance provided by Article VII hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

         SECTION 8.5. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning or construction or effect of this instrument. Whenever the singular is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

         SECTION 8.6. APPLICABLE LAW.

                  (a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts or actions that may be engaged in by business trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

                  (b) Notwithstanding the first sentence of Section 8.6(a) of this Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust;

(v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of Trustees set forth or referenced in this Declaration of Trust.

         SECTION 8.7. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

                  (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

         SECTION 8.8. BUSINESS TRUST ONLY. It is the intention of the Trustees to create a business trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

         SECTION 8.9. COUNTERPARTS. This Declaration of Trust may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Declaration of Trust as of the 22nd day of May, 2001.


/s/ Stephen C. Roussin                       /s/ Robert Mulhearn
------------------------------               ------------------------------
Stephen C. Roussin                           Robert Mulhearn


/s/ Patrick G. Boyle                         /s/ Susan B. Kearley
------------------------------               ------------------------------
Patrick G. Boyle                             Susan E. Kearley


/s/ Lawrence Glacken
-----------------------------
Lawrence Glacken




                THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS:


                                               169 LACKAWANA AVENUE
                                               PARSIPPANY, NEW JERSEY  07054